UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Phoenix Footwear Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF

PHOENIX FOOTWEAR GROUP, INC.

To All Phoenix Footwear Group, Inc. Stockholders:

The Annual Meeting of Stockholders of Phoenix Footwear Group, Inc. (“Phoenix Footwear” or the “Company”) will be held at Company headquarters, 5840 El Camino Real, Suite 106, Carlsbad, California 92008 on Thursday, May 29, 2008, at 8:30 A.M., for the following purposes:

1.	To elect seven persons to the Board of Directors of the Company.

2.	To transact such other business as may properly come before the meeting.

The Board of Directors recommends that you vote in favor of Proposal 1 which is discussed in detail in the proxy statement appearing on the following pages.

Stockholders of record as of the close of business on April 24, 2008, are entitled to notice of and to vote at the meeting and at any adjournment thereof.

April 28, 2008	By Order of the Board of Directors,

/s/ SCOTT SPORRER
SCOTT SPORRER,
Secretary

A form of proxy and a return envelope are enclosed for the use of Stockholders. It is requested that you fill in, date and sign the enclosed proxy and return it in the enclosed envelope even if you plan to attend the meeting in Carlsbad, California on May 29, 2008.

PHOENIX FOOTWEAR GROUP, INC.

PROXY STATEMENT

PHOENIX FOOTWEAR GROUP, INC.

5840 El Camino Real, Suite 106

Carlsbad, California 92008

PROXY STATEMENT

For The Annual Meeting Of Stockholders

To Be Held May 29, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Phoenix Footwear Group, Inc., a corporation organized under the laws of the State of Delaware (the “Company” or “Phoenix Footwear”), for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 29, 2008, at 8:30 A.M. at Company headquarters, 5840 El Camino Real, Suite 106, Carlsbad, California 92008, together with any and all adjournments thereof. This Proxy Statement, Phoenix Footwear’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007 filed with the Securities Exchange Commission (the “SEC”) and the enclosed proxy will first be sent or given to stockholders on or about April 29, 2008. You may also obtain a copy of the Company’s Annual Report on Form 10-K without charge upon written request submitted to Phoenix Footwear Group, Inc., c/o Scott Sporrer, Interim Chief Financial Officer, Treasurer and Secretary, 5840 El Camino Real, Suite 106, Carlsbad, California 92008 or, without charge, at the SEC’s Internet site (http://www.sec.gov).

SOLICITATION AND VOTING

The close of business on April 24, 2008 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and at any adjournment. Each stockholder shall be entitled to one vote for each share held of record in his or her name on that date. The Company had outstanding on the record date 8,173,943 shares of common stock, $.01 par value per share, being the only class of stock of the Company issued and outstanding and entitled to vote at the meeting.

The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company, which has designated the nominees for directors listed below. A stockholder giving such proxy has the right to revoke it at the meeting or at any time prior thereto. A stockholder may revoke such proxy by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. All shares represented by proxies in the form enclosed herewith will be voted at the meeting and at any adjournments in accordance with the terms of such proxies, provided such proxies appear to be valid and to have been executed by stockholders of record entitled to vote at the meeting and have not previously been revoked. If no contrary instructions are given, the persons named in the proxy will vote FOR the seven nominees described on the following pages.

As of the date of this Proxy Statement, the Board of Directors does not know of any matters not specifically referred to in this Proxy Statement which may come before the meeting. The deadline under Phoenix Footwear’s By-Laws for stockholders to notify the Company of any director nominations or proposals to be presented at the Annual Meeting has passed. If any other business should properly come before the Annual Meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies, as they shall decide.

In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxy. The By-Laws of the Company provide that a majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy at the meeting, constitutes a quorum. Directors will be elected at the Annual Meeting by a plurality of the votes cast. Accordingly, the seven nominees receiving the highest number of votes cast at the Annual Meeting shall be elected to the Board of Directors. A majority of the votes cast at a meeting at which a quorum is present is required in order to approve any other matter submitted to a vote of the stockholders, except in the case where the vote of a greater number of shares is required by law or under the Certificate of Incorporation or Bylaws.

Abstentions may not be specified on the proposal relating to the election of directors. Shares which abstain from voting on any other matter which is properly presented shall be included for purposes of determining the presence of a quorum, but shall be excluded in tabulating votes cast for or against any proposal to which the abstention pertains.

Votes that are withheld with respect to any proposal will be excluded entirely from the vote taken for the proposal and will not be counted as present for purposes of the vote on such matter.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes,” however, will be counted in determining whether there is a quorum.

All costs of preparing, assembling and mailing the enclosed proxy material, and any additional material which may hereafter be sent in connection with the solicitation and collection of the enclosed proxy, will be paid by the Company and no part will be paid directly or indirectly by any other person. Solicitation of proxies may be made by personal interview, mail, telephone or telecopier by officers and regular employees of the Company but no additional compensation will be paid them for the time so employed.

PROPOSAL 1—ELECTION OF DIRECTORS

The size of the Board of Directors is set at nine directors. As of April 23, 2008, the Board of Directors has two vacancies. The Board of Directors has nominated the seven persons listed below to be elected to the Board of Directors at the Annual Meeting. The Nominating and Governance Committee ratified the nomination of the seven director candidates by the Board of Directors, including by a majority of the directors, all of whom are independent as defined in AMEX listing standards. The proxies given for the Annual Meeting may not be voted for more than seven directors. If elected, each nominee will hold office until the Annual Meeting to be held in 2009, and until his or her successor has been duly elected and qualified.

The following biographies set forth certain information with respect to the nominees for election as directors of the Company, none of whom is related to any other nominee or executive officer. All of the nominees currently serve on the Board of Directors.

JAMES R. RIEDMAN, Age: 48.

James R. Riedman has been on our Board of Directors since 1993 and has been Chairman of our Board of Directors since 1996. He served as our Chief Executive Officer from 1996 to June 2004 and as interim Chief Executive Officer from May 2006 to April 2007. Mr. Riedman is also a director of Harris Interactive Inc., a leading market research firm (NASDQ:HPOL).

CATHY B. TAYLOR, Age: 52.

Cathy B. Taylor, President and Chief Executive Officer, was elected to our Board of Directors effective April 23, 2007, in connection with her appointment as President and Chief Executive Officer. Prior to her election, she was a consultant to the Company from August 2006, in connection with our Tommy Bahama and H.S. Trask product lines, through the firm she founded in 2005, CBT Brand Consulting. From 2004 to 2005, she was a managing director of Herbert Mines Associates, an executive search firm, where she focused on the luxury products market. From 2001 to 2003, Ms. Taylor served as President & CEO of Wenger North America, the maker of the ‘Genuine Swiss Army Knife,’ where she led the company, upon recruitment by its Board of Directors, following its LBO. From 1999 to 2000, she served as CEO of Vivre, Inc., a luxury catalog and internet retailer. Prior to that, while with Cole Haan, and Nike, Inc., following its acquisition of Cole Haan, she held a series of positions including Vice President of Retail, Executive Vice President, and President & Chief Executive Officer of Cole Haan (a division of Nike, Inc.). In these roles she developed and implemented global branding, marketing, sourcing and sales strategies.

STEVEN M. DEPERRIOR, Age: 49.

Steven M. DePerrior has been on our Board of Directors since 1996. For more than the past five years, Mr. DePerrior has been employed with First Niagara Business Consulting (formerly the Burke Group), an employee benefits administration and compensation consulting firm which provides services to us, as a record keeper. From 1997 until its sale in 2001, Mr. DePerrior was a principal in the Burke Group.

GREGORY M. HARDEN, Age: 52.

Gregory M. Harden has been on our Board of Directors since 1996. For more than the past five years he has served as President and Chief Executive Officer of Harden Furniture Co., Inc., a furniture manufacturer.

JOHN C. KRATZER, Age: 45.

John C. Kratzer was elected to our Board of Directors in November 2003. He has been President and Chief Executive Officer of JMI Realty, Inc., a vertically-integrated private real estate investment and development company based in San Diego, California, since 1998. Prior to that (from 1995 to 1997), he was founder and Chief Operating Officer of Homegate Hospitality, Inc., a publicly traded company that ultimately merged with Prime Hospitality (NYSE: PDQ), where he directed operations for the development and construction of hotel properties.

WILHELM PFANDER, Age: 70.

Wilhelm Pfander has been a director of our company since April 2000 and was Senior Vice President—Sourcing and Development from February 2000 until his retirement in July 2006. For more than six years prior to that, he was Vice President—Manufacturing and Product Development at Penobscot Shoe Company which we acquired in 2000.

FREDERICK R. PORT, Age: 67.

Frederick R. Port has served on our Board of Directors since May 2004. Mr. Port mentors startup and maturing companies, global and domestic, with emphasis on strategy, transition management, acquisition and integration, and executive organization and recruiting. From 1995 to 2000, he served as a director of Callaway Golf (NYSE:ELY ) and as President of Callaway Golf International. Prior to that (from 1993 to 1995) he was Managing Director of Korn/Ferry International and President (from 1987 to 1992) of the Owl Companies, a private multiple-industry holding company.

A stockholder using the enclosed form of proxy may authorize the persons named in the proxy to vote for all or any of the above named nominees or may withhold from said persons authority to vote for all or any of such nominees. The Board of Directors unanimously recommends a vote FOR each of the seven nominees named above. If, for any reason, any of the nominees named above should not be available for election as contemplated, it is the intention of the persons named in the proxy to vote for such other person or persons, if any, as the Board of Directors may recommend. The Board of Directors has no reason to believe any nominees will be unavailable.

Executive Officers

In addition to Mr. Riedman and Ms. Taylor, who are also directors, the Company’s executive officers are as follows:

Scott Sporrer—Interim Chief Financial Officer, Treasurer and Secretary. Prior to joining the Company on September 1, 2005, Mr. Sporrer served as a Senior Associate at Relational Advisors, LLC, where he advised middle market and Fortune 500 clients on mergers and acquisitions, private financings, and shareholder matters. Mr. Sporrer began his career at Ernst & Young providing auditing and consulting services over a six year period. Mr. Sporrer is 36 years of age and a certified public accountant.

Doug Ford—Senior Vice President, Operations. Mr. Ford, age 42, has held this position since it was created in October 2007. Mr. Ford is responsible for logistics, information technology, forecasting, planning, human resources, and e-commerce technology. Mr. Ford brings to the Company significant executive operational and financial experience having previously served as the COO and CFO of Wenger North America, the North American distributor and licensor of Wenger Swiss Army products, and COO and CFO of Vivre, Inc., a luxury catalog and e-commerce company. Prior to his industry experience, he spent ten years with the global consumer products’ management consulting firm Kurt Salmon Associates (KSA). During his time with KSA he held a number of roles in the strategy, operations, and merchandising planning practice units and was a Principal of the firm.

CORPORATE GOVERNANCE

During fiscal 2007, the Board of Directors held six meetings and acted by written consent three times. Each of the incumbent directors attended more than 75% of the total number of meetings of the Board of Directors and any committee on which he served. The Company has no policy regarding the attendance of directors at annual stockholder meetings. At the 2007 annual meeting of stockholders, six of the incumbent directors attended the meeting.

The Board of Directors has affirmatively determined that Messrs. DePerrior, Harden, Kratzer, and Port, constituting a majority of the nominees, are independent, as defined in the corporate governance rules of the American Stock Exchange. Each of these directors has been nominated for re-election. Additionally, two other directors who served during fiscal 2007, Robert Gunst and John Robbins, were also determined by the Board to be independent under the corporate governance rules of the American Stock Exchange. Messrs. Gunst and Robbins resigned from the Board in November 2007.

The Board has an Executive Committee whose function is to act when the full Board of Directors is unavailable. It has the authority of the Board in the management of the business and affairs of the Company, except those powers that cannot be delegated by the Board of Directors by law. Messrs. Riedman, Harden and DePerrior are members of the Committee. The Executive Committee did not meet in 2007.

The Board Compensation Committee oversees and administers the Company’s compensation program for its executive officers and directors. The Compensation Committee bases its decisions on both individual performance and the Company’s financial results. All compensation decisions are made solely by the Compensation Committee; however, the Compensation Committee may consult with the Chairman of the Board and the Company’s Chief Executive Officer as part of its decision making process when examining their respective compensation packages. However, the Chief Executive Officer, as required by the AMEX, may not be present during voting or deliberations as to his or her compensation. The members of the Compensation Committee are Messrs. Kratzer, DePerrior and Port, each of whom is independent as defined in AMEX listing standards. The Compensation Committee met three times during 2007. The Compensation Committee has a charter, a current copy of which is available at the Company’s website, www.phoenixfootwear.com.

The Board has a Retirement Plan Committee to administer its Retirement Savings Partnership Plan, or 401(k) Plan. Messrs. Riedman and DePerrior are members of the Committee, which met two times during 2007.

The Board has a Nominating and Governance Committee whose function is to make recommendations to the Board in identifying individuals qualified to become Board members and to recommend to the Board nominees for election to the Board; to assist the Board in establishing and implementing an effective corporate governance policy; to recommend appropriate committee charters; to lead the Board in its annual review of the Board’s performance, and to recommend to the Board director nominees for each committee. Messrs. Kratzer, Harden, DePerrior and Port are members of the Committee, each of whom is independent as defined in AMEX listing standards. A current copy of the Nominating and Governance Committee Charter is posted at the Company’s website, www.phoenixfootwear.com.

The Nominating and Governance Committee met several times informally during fiscal 2007 and acted by written consent on one occasion. The Committee ratified the nomination of the seven director candidates for election at the Annual Meeting by the Board of Directors, including a majority of the directors, all of whom are independent under the AMEX listing standards.

The Committee believes that persons nominated to serve as a director should possess certain minimum qualifications including, integrity, absence of conflicts of interest, demonstrated achievement in one or more fields, management or policy-making experience, business understanding and available time. These are only threshold criteria, however, and the Committee may also consider the contributions that a candidate can be expected to make to the collective functioning of the Board based on the totality of the candidate’s credentials, experience and expertise, the composition of the board at the time, and other relevant circumstances. The

Committee may also approve the candidacy of a nominee who does not satisfy all of these requirements if it believes the service of such nominee is in the best interests of the Company. Generally, the Committee will first consider current Board members because they meet the criteria listed above and possess an in depth knowledge of the Company, its history, strengths, weaknesses, goals and objectives. Before nominating a sitting director for re-election at the Annual Meeting, however, the Committee will consider the director’s performance on the Board.

When seeking candidates for director, the Committee may solicit suggestions from incumbent directors, management or others. After conducting an initial evaluation and considering the candidate suitable, the Committee will interview the candidate and will ask the candidate to meet with other directors and management. If the Committee believes the candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.

The Nominating and Governance Committee will consider director candidates recommended by stockholders who comply with the timing, procedures and information requirements of Section 1.11 of the Company’s By-laws, the text of which is set forth in Appendix A to this Proxy Statement. Stockholder nominees that meet the criteria outlined above will receive the same consideration that the Committee’s nominees receive.

The Board also has an Audit Committee whose function is providing oversight of the Company’s accounting and financial reporting functions and internal controls, retaining the Company’s independent registered public accountants, reviewing their independence, reviewing and pre-approving any non-audit services that they may perform, reviewing the adequacy of accounting and financial controls, reviewing the Company’s critical accounting policies and reviewing and approving any related party transactions. Committee members at the end of 2007 were Messrs. Harden, DePerrior and Port, each of whom was determined by the Board to be independent as defined in AMEX listing standards. A current copy of the Audit Committee Charter is posted on the Company’s website, www.phoenixfootwear.com. The Audit Committee met fourteen times during fiscal 2007.

The Board has designated Gregory Harden, Chairman of the Audit Committee, as audit committee financial expert. However, as specified by the SEC, such designation does not impose on him any duties, obligations or liabilities that are greater than the duties, obligations and liability imposed on him as a member of the Audit Committee and the Board of Directors in the absence of such designation; nor does it affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

The Company has adopted policies on ethical behavior (“Code of Ethics”), a copy of which is provided on the Company’s web site, www.phoenixfootwear.com . The Code of Ethics applies to all employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer.

Communications With Directors

Stockholders who wish to communicate with the Board or any individual director can write to:

Phoenix Footwear Group, Inc.

Board Administration

5840 El Camino Real, Suite 106

Carlsbad, California 92008

Attention: Secretary

The letter should indicate that the sender is a stockholder. Depending on the subject matter, Management will:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the matter directly (as where information about the Company or its stock is requested); or

•	not forward the letter if it is primarily commercial in nature or relates to an improper or irrelevant topic.

A summary of all communications that were received since the last meeting and were not forwarded will be presented at each Board meeting along with any specific communication requested by a director.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock by each beneficial owner known by the Company to own more than 5% of the Common Stock, each current director, each nominee for director, each person who is a named executive officer in the Summary Compensation Table, below, and all current directors, nominees for director and executive officers of the Company as a group, as of March 31, 2008, including shares with underlying options which can be exercised within 60 days.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)	Percent of Class
Executive Officers and Directors
James R. Riedman(4)	2,718,564	30.3%
Cathy B. Taylor	2,159	*
Scott Sporrer	2,669	*
Doug Ford	—	*
Steven M. DePerrior(5)	484,701	5.7%
Gregory M. Harden(6)	64,798	*
John C. Kratzer	40,000	*
Frederick R. Port(7)	30,700	*
Wilhelm Pfander	29,654	*
All current directors and executive officers as a group (9 persons)	2,917,960	31.9%

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)	Percent of Class
Beneficial Owners of 5% or more
Heartland Advisors, Inc./William J. Nasgovitz(8)	790,000	9.4%
Riedman Corporation(9)	632,710	7.5%
Dimensional Fund Advisors LP (formerly Dimensional Fund Advisors, Inc.)(12)	609,844	7.3%
Wedbush, Inc. and Wedbush Morgan Securities, Inc.(11)	566,877	6.8%
Retirement Committee of the Phoenix Footwear Group, Inc. Retirement Savings Partnership Plan(10)	430,803	5.1%

*	Less than 1% of our outstanding Common Stock.
(1)

Unless otherwise noted, and subject to applicable community property laws, each person has sole voting and dispositive power with respect to all shares of Common Stock beneficially shown as owned by that person.

(2)	Includes shares issuable upon the exercise of outstanding stock options or warrants as follows:

James R. Riedman	332,306
Steven M. DePerrior	52,898
Gregory M. Harden	52,898
John C. Kratzer	40,000
Frederick R. Port	30,000
All current directors and executive officers as a group (9 persons)	508,102
Riedman Corporation	250,000
Wedbush Morgan Securities, Inc.	32,500

(3)	Includes the following shares held in such person’s account under our 401(k) Plan over which, by the terms of the plan, each has investment control, but not voting control:

James R. Riedman	17,614
Cathy Taylor	2,159
Scott Sporrer	2,669
Wilhelm Pfander	19,654

(4)

Includes the following shares of which Mr. Riedman disclaims beneficial ownership: shares beneficially owned by Riedman Corporation, of which Mr. Riedman is a director and a shareholder, shares owned by his children; shares held by an affiliated entity; and 413,189 shares held by our 401(k) Plan, not including those shares allocated to his account. Mr. Riedman is a member of our Board of Directors’ retirement plan committee, which serves as fiduciary for the 401(k) Plan, and through that committee he shares voting control over such shares.

(5)

Includes 430,803 shares held by our 401(k) Plan. Mr. DePerrior is a member of our Board of Directors’ retirement committee, which serves as fiduciary for the 401(k) Plan, and through that committee he shares voting control over such shares.

(6)	Includes 2,900 shares held by the David E. Harden Family Trust dated December 2, 1992, of which Mr. Harden serves as trustee.
(7)	Shares held by the Frederick and Linda Port Family Trust dated February 23, 2000, of which Mr. Port serves as trustee.
(8)

Based solely on a Schedule 13G, as amended, dated February 8, 2008 , jointly filed with the SEC by Heartland Advisors, Inc. and its president and principal stockholder, William J. Nasgovitz, 789 North Water Street, Milwaukee, Wisconsin, Heartland Advisors, Inc. is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940 and has acquired all 790,000 shares on behalf of its investment advisor clients and has investment discretion and voting authority granted by certain clients which may be revoked at any time. According to the Schedule 13G, the Heartland Value Fund, a series of the Heartland Group, Inc., a registered investment company, owns 790,000 shares and the remaining shares are owned by various other accounts managed by Heartland Advisors. Heartland Advisors and Mr. Nasgovitz specifically disclaimed beneficial ownership of any shares reported on the schedule 13G.

(9)	The principal business address for Riedman Corporation is 45 East Avenue, Rochester, New York 14604.
(10)

The members of our Board of Directors’ retirement committee, which serves as fiduciary for our 401(k) plan, share voting control over these shares. The plan’s mailing address is c/o Phoenix Footwear Group, Inc., 5840 El Camino Real, Suite 106, Carlsbad, California 92008.

(11)

Based solely on a Schedule 13G dated February 6, 2008, Wedbush, Inc. (“WI”), and Wedbush Morgan Securities, Inc. (“WMS”), 1000 Wilshire Boulevard, Los Angeles, California 90017, are the beneficial owners of 566,877 shares. WI owns a majority of the shares of WMS. WI has sole power to vote and dispose of 57,000 shares and WMS has sol power to vote and dispose of 14,400 shares. WI and WMS have shared voting and dispositive power over 566,877 shares.

(12)

Based solely on a Schedule 13G, as amended, dated February 28, 2008, Dimensional Fund Advisors LP (formerly Dimensional Fund Advisors, Inc.), 1299 Ocean Avenue, Santa Monica, California 90401, is the beneficial owner of 609,844 shares, over which it has sole voting and dispositive power. Dimensional Fund Advisors LP is an investment advisor registered under Section 203 of the Investment Advisers Act of 1940. Dimensional Fund Advisors LP disclaimed beneficial ownership of the shares in the Schedule 13G.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who hold more than 10% of its Common Stock to file with the Securities and Exchange Commission (the “SEC”) reports of ownership and changes in ownership of Common Stock. Officers, directors and greater-than-10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, with respect to its 2007 fiscal year, all filing requirements applicable to the Company’s officers, directors and greater-than-10% stockholders were complied with.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table discloses compensation received by our Chief Executive Officer, Chairman, Chief Financial Officer, and former Chief Financial Officer, also referred to herein as our “named executive officers,” for the fiscal years ended December 29, 2007 and December 30, 2006:

Name and Principal Position (a)	Year (b)	Salary ($) (c)		Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	All Other compensation ($) (i)			Total ($) (j)
James R. Riedman (Chairman)(1)	2007 2006	$ $	322,500 325,000	— —	— —	— —	$ $	18,125 21,497	(2) (3)	$ $	340,625 346,497

Cathy B. Taylor (President and Chief Executive Officer)(1)	2007		$359,616	$50,000	—	—		$66,990	(4)		$476,606

Scott Sporrer (Interim CFO, Treasurer and Secretary)	2007 2006	$ $	164,423 130,000	— —	— —	— —	$ $	6,237 10,902	(5) (6)	$ $	170,660 140,902

Kenneth E. Wolf (Former CFO, Treasurer and Secretary)(7)	2007 2006	$ $	229,327 218,167	— —	— —	— —	$ $	8,020 14,219	(8) (9)	$ $	237,347 232,386

(1)	Mr. Riedman also served as interim Chief Executive Officer from May 2006, until April 23, 2007, with the appointment of Ms. Taylor to the position of President and Chief Executive Officer.
(2)

Includes $3,670 as the contribution to Mr. Riedman’s account under the Company’s 401(k) Plan. The value is based on the allocation of 2,159 shares of the Company’s common stock valued at $1.70 per share, the closing market price on the American Stock Exchange on December 29, 2007. Also, includes a $7,200 automobile allowance and $7,255 of medical, life and disability insurance premiums the Company paid on his behalf.

(3)

Includes $8,297 as the contribution to Mr. Riedman’s account under the Company’s 401(k) Plan. The value is based on the allocation of 1,885 shares of the Company’s common stock valued at $4.40 per share, the closing market price on the American Stock Exchange on December 30, 2006. Also, includes a $7,200 automobile allowance and $6,000 of medical, life and disability insurance premiums the Company paid on his behalf.

(4)

Includes $3,670 as the contribution to Ms. Taylor’s account under the Company’s 401(k) Plan. The value is based on the allocation of 2,159 shares of the Company’s common stock valued at $1.70 per share, the closing market price on the American Stock Exchange on December 29, 2007. Also, includes a $20,000 relocation allowance as provided under her employment agreement, a $13,324 automobile allowance, a $25,892 housing allowance, and $4,104 of medical, life and disability insurance premiums the Company paid on her behalf.

(5)

Includes $2,676 as the contribution to Mr. Sporrer’s account under the Company’s 401(k) Plan. The value is based on the allocation of 1,574 shares of the Company’s common stock valued at $1.70 per share, the closing market price on the American Stock Exchange on December 29, 2007. Includes $3,561 of medical, life and disability insurance premiums the Company paid on his behalf.

(6)

Includes $4,902 as the contribution to Mr. Sporrer’s account under the Company’s 401(k) Plan. The value is based on the allocation of 1,114 shares of the Company’s common stock valued at $4.40 per share, the closing market price on the American Stock Exchange on December 30, 2006. Includes $6,000 of medical, life and disability insurance premiums the Company paid on his behalf.

(7)

Mr. Wolf resigned as Chief Financial Officer on November 15, 2007 and Scott Sporrer, the Company’s Corporate Controller, was appointed to the position on an interim basis. Under the Severance and Release Agreement entered into in connection with his resignation, Mr. Wolf will receive, among other things (i) his current salary of $225,000 payable bi-weekly through July 23, 2008 and (ii) continued payment by the Company of premiums for his health, life and disability insurance benefits through July 23, 2008.

(8)	Represents $8,020 of medical, life and disability insurance premiums the Company paid on his behalf.
(9)

Includes $8,219 as the contribution to Mr. Wolf’s account under the Company’s 401(k) Plan. The value is based on the allocation of 1,868 shares of the Company’s common stock valued at $4.40 per share, the closing market price on the American Stock Exchange on December 30, 2006. Includes $6,000 of medical, life and disability insurance premiums the Company paid on his behalf.

Outstanding Equity Awards at Fiscal Year End

The following table presents information regarding outstanding stock option and performance based deferred stock awards as of December 29, 2007 for our named executive officers. The table includes awards under our 1995 Long-Term Incentive Plan and 2001 Plan.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)		Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
James R. Riedman(3)	2,898 66,666 10,000 100,000 4,742	— — — — —	$ $ $ $ $	1.725 3.130 5.500 8.910 8.910	9/6/11 3/1/13 5/10/12 2/5/09 2/5/09	75,000 — — — —	$127,500 — — — —

Cathy Taylor	—	—		—	—	420,000	—

Scott Sporrer	—	—		—	—	5,000	—

Kenneth E. Wolf(4)	50,000 50,000	— —	$ $	3.575 8.100	2/1/13 2/5/14	— —	— —

(1)

Represents performance-based deferred stock awards under our 2001 Plan. The performance-based awards vest upon the achievement of Company annual net revenue and before tax net income goals measured on a 12 month trailing basis, generally within three years. The awards have an exercise price of $0.00 and expire at the end of the term if the performance criteria have not been met, generally within three years.

(2)	Market value based on closing price of $1.70 for our common stock on the American Stock Exchange on December 29, 2007.
(3)

Does not include options to purchase 398,000 shares of our common stock granted to Mr. Riedman and Riedman Corporation in 1997, 1999 and 2001 at a weighted average exercise price of $2.07 per share in consideration for a 2001 loan made by Mr. Riedman to us, a 1997 loan made by Riedman Corporation to us, and financial guarantees made by Mr. Riedman and Riedman Corporation in connection with our bank financing. These options have all vested and expire between September 2009 and June 2011. These options were granted outside of our 1995 and 2001 Long-Term Incentive Plans.

(4)	Mr. Wolf served as Chief Financial Officer during fiscal 2007 until his resignation in November 2007.

Option Exercises and Stock Vested

There were no options exercised or performance-based deferred stock awards vested for our named executive officers during the last completed fiscal year.

Pension Benefits.

The Company does not maintain any plans that provide pension benefits primarily at or following retirement for named executive officers. Payments to named executive officers under the Company’s 401(k) Plan are described above under the heading “Summary Compensation Table.”

Nonqualified Deferred Compensation.

The Company does not provide any defined contribution or other plans for named executive officers for the deferral of compensation that is not tax qualified.

Employment Contracts and Potential Payments Upon Termination or Change of Control

The Company and James R. Riedman, our Chairman, are parties to a three-year employment agreement effective January 1, 2004. The agreement provides for an annual base salary of $325,000 and participation in executive bonus plans as may be established. The agreement also provides for confidentiality, employee non-solicitation and customer non-solicitation covenants that extend for one year after the termination of his employment. The agreement renews automatically for one year terms unless either party gives ninety day written notice of their intent not to renew.

Mr. Riedman’s employment may be terminated by us at any time without cause, effective upon one month written notice of termination. In such an event, we are obligated to continue to pay him as severance an amount equal to his salary and benefits (other than incentive compensation amounts) for 18 months, payable under the same terms as provided while he was an employee. “For cause” is defined in the agreement and includes (i) repeated and persistent neglect or refusal to substantially perform his duties other than any such failure resulting from incapacity due to physical or mental illness; (ii) the engaging in criminal conduct; (iii) the commission of a felony, or a misdemeanor which impairs his ability substantially to perform his duties with the Company; (iv) any material misappropriation of funds or intentional material damage to the property or business of the Company; or (v) the material breach of the employment agreement other than as specified above.

The employment agreement also provides that if his employment is terminated by us without cause in connection with a “change of control,” we would be obligated to make a severance payment to him in lieu of other payments under the employment agreement. Additionally, under his performance-based deferred stock award agreement with us, the shares of common stock under the agreement immediately vest in connection with a change in control. Under his employment agreement, the severance payment is reduced in an amount sufficient to render the aggregate of the remaining payments not an “excess parachute payment” as defined in Internal Revenue Code Section 280G.

We entered into an employment agreement with Cathy Taylor, effective April 23, 2007, in connection with her appointment as Chief Executive Officer. The term of employment is five years which, if not earlier terminated, will renew in successive one-year increments. The annual base salary is $550,000, with increases subject to the sole discretion of the Board of Directors based on performance and salary review. Ms. Taylor is entitled to an annual bonus of up to 120% of annual salary, based on the financial performance targets for five of the Company’s brands: Tommy Bahama, H.S. Trask, Trotters, SoftWalk and Chambers Belt Company. Ms. Taylor received moving and temporary livings expenses, and as specified in the agreement, is entitled to receive a monthly housing stipend, and also is entitled to receive paid vacations and medical insurance and other benefits, commensurate with other senior-level executives. Ms. Taylor was awarded performance-based deferred stock awards under the Company’s 2001 Long Term Incentive Plan, covering up to 420,000 shares of the

Company’s common stock. The performance criteria provide for the vesting of these shares based upon the Company and certain of its brands meeting financial performance measures on a trailing 12 month basis and Ms. Taylor implementing organizational development initiatives during her employment term, or, as an alternative, the vesting upon the Company’s stock price closing above $23 per share for 60 consecutive trading days. Ms. Taylor is obligated to abide by non-competition, non-solicitation and confidentiality provisions. She is also entitled to be appointed to our Board of Directors and thereafter nominated annually for continued election to the Board of Directors.

Ms. Taylor’s employment is terminable for any reason by the Company, with or without cause, at any time. Upon termination without cause or at any time by Ms. Taylor for good reason, Ms. Taylor is entitled severance of continued annual salary payments for 18 months for termination prior to April 15, 2008, and 12 months for termination thereafter. She is also entitled to a pro rated portion of any bonus earned, if terminated during the last four months of a fiscal year. Additionally, if the termination is by her with good reason, or by the Company without cause, following a change of control, as defined in the agreement, all unvested performance-based deferred stock awards not previously forfeited vest. Lastly, she is entitled to severance of six months of continued salary payments if either party fails to renew the agreement following the initial five year term, or the successive one year terms thereafter.

In connection with the resignation of our former Chief Financial Officer, Kenneth E. Wolf, we entered into a Severance and Release Agreement with him. Under the agreement, Mr. Wolf will receive, among other things (i) his salary of $225,000 payable bi-weekly through July 23, 2008 and (ii) continued payment by the Company of premiums for his health, life and disability insurance benefits through July 23, 2008.

If the Company experienced a change in control on December 29, 2007, the named executive officers would have been entitled to receive the following number of shares of common stock:

	Shares of Common Stock	Market Value (1)
James R. Riedman	75,000	$127,500
Cathy B. Taylor	420,000	$714,000
Scott Sporrer	5,000	$8,500

(1)	Based on the closing stock price of $1.70 per share on the American Stock Exchange on December 29, 2007.

COMPENSATION OF DIRECTORS

Each non-employee director received an annual retainer of $27,500 plus an additional $2,500 for each director holding a committee chair position, except for the director holding the audit committee chair who receives an additional $5,000. Directors are eligible to receive awards under our Amended and Restated 2001 Long Term Incentive Plan, including stock options and performance-based deferred stock awards. Directors are also reimbursed for reasonable expenses incurred in connection with attending Board and committee meetings.

The following table presents compensation earned by each non-employee member of our Board of Directors for fiscal 2007.

Directors Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Steven M. DePerrior	$30,000	—	—	—	—	$30,000
Gregory M. Harden	$32,500	—	—	—	—	$32,500
John C. Kratzer	$30,000	—	—	—	—	$30,000
Frederick R. Port	$27,500	—	—	—	—	$27,500
Wilhelm Pfander	$18,750	—	—	—	—	$18,750
Robert A. Gunst(1)	$20,625	—	—	—	—	$20,625
John M. Robbins(1)	$20,625	—	—	—	—	$20,625

(1)	Messrs. Gunst and Robbins resigned from the Board of Directors effective November 8 and 9, 2007, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, since December 31, 2006 there have been no transactions or series of transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which any director, nominee, executive officer or holder known to us of more than 5% of our Common Stock, or any member of the immediate family of any of them, is a party, directly or indirectly.

We appointed Cathy B. Taylor as Chief Executive Officer, effective April 23, 2007. Prior to that time, from August 2006, she was a consultant to the Company in connection with our Tommy Bahama and H.S. Trask product lines, through the firm she founded in 2005, CBT Brand Consulting. In her role as a consultant, Ms. Taylor worked to help restructure and reposition the Tommy Bahama footwear, H.S. Trask and accessories lines. In consideration for these services, she received $784,000 in fees and expenses under a consulting agreement with the Company. The consulting agreement ended effective April 22, 2007.

Our Board of Directors has adopted a written policy to address related party transactions, upon the recommendation of our Audit Committee. The policy has been adopted to ensure that related party relationships and transactions are properly identified, accounted for and adequately disclosed in our financial statements and publicly-filed reports. Approval by our Board of Directors and Audit Committee is required for any transactions or series of transactions with a related party in the amount of $50,000 or more. Transactions covered by the policy include those with a person defined as a “related person” under Item 404 of Regulation S-K.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 29, 2007 with management.

The Audit Committee also has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 29, 2007 with the Company’s independent registered public accounting firm, Grant Thornton LLP, (“Grant Thornton”), who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, and such other matters as are required to be discussed with the Audit Committee under the Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. In addition, the Audit Committee has discussed Grant Thornton’s independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board No. 1, “Independence Discussions with Audit Committees,” and considers the compatibility of non-audit services with the auditors’ independence, of which there were no non-audit services performed for the year-ended December 29, 2007.

The Audit Committee discussed with Grant Thornton the overall scope and plans for their audits. The Audit Committee has reviewed and discussed with Grant Thornton, with and without management present, the Company’s audited consolidated financial statements for fiscal 2007 and management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007, for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee:

Gregory M. Harden, Chair

Steven M. DePerrior

Frederick R. Port

INDEPENDENT PUBLIC ACCOUNTANTS AND AUDIT AND RELATED FEES

The following table presents fees billed for professional services rendered by Grant Thornton LLP for fiscal 2007 and fiscal 2006, respectively:

	2007	2006
Audit Fees(1)	$710,000	$821,000
Audit Related Fees(2)	—	—
Tax Fees(3)	31,000	5,000

Total Fees	$741,000	$826,000

(1)

Audit fees consist of fees for professional services performed by Grant Thornton LLP for the integrated audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements and comfort letters, consents and other services related to SEC matters.

(2)

Audit related fees consist of fees for assurance and related services performed by Grant Thornton LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)

Tax Fees represent fees billed for professional services rendered by Grant Thornton LLP for tax compliance (including federal, state and local sales and use and property returns), FIN 48 assistance, fees for acquisition due diligence and tax examination assistance.

All audit services and fees were pre-approved by the Audit Committee. Additionally, in each instance the Audit Committee considered and pre-approved such non-audit services. The Audit Committee has adopted pre-approval policies and procedures for audit and non-audit services to be performed by the independent auditors. Under such policy, all audit services are approved in advance by the Audit Committee itself. No services were approved pursuant to the de minimus exception of the Sarbanes-Oxley Act of 2002.

The Audit Committee has not selected and appointed independent auditors for fiscal 2008. Discussions with Grant Thornton LLP, our independent auditors for fiscal 2007, will be initiated in the near future regarding our selection of independent auditors for fiscal 2008. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

A stockholder proposal submitted for inclusion in the proxy and proxy statement relating to the next Annual Meeting of Stockholders of the Company must be received by the Company no later than December 29, 2008. The procedure and timing to be followed and the information to be provided are set forth in Section 1.11 of the Company’s By-laws, the text of which is set forth in Appendix A to this Proxy Statement. A shareholder proposal submitted outside of this process is considered untimely.

HOUSEHOLDING

As permitted by the SEC, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless the Company has received contrary instructions from a stockholder. Each stockholder will receive his or her own proxy card. The Company has undertaken householding to reduce printing costs and postage fees.

Upon oral or written request, the Company will promptly deliver a separate copy of the proxy statement to any stockholder residing at an address to which only one copy was mailed. Stockholders residing at the same address and currently receiving only one copy of the proxy statement may contact the Company to request multiple copies in the future, and stockholders residing at the same address and currently receiving multiple copies of the proxy statement may contact the Company to request a single copy in the future. All such requests should be sent to:

Phoenix Footwear Group, Inc.

Board Administration

5840 El Camino Real, Suite 106

Carlsbad, California 92008

Attention: Secretary

(760) 602-9688

By Order of the Board of Directors,

JAMES R. RIEDMAN

Chairman

April 28, 2008

APPENDIX A

PHOENIX FOOTWEAR GROUP, INC.

By-Laws

Section 1.11 Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 1.11, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.11.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 1.11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 120th day prior to the first anniversary of the date of the Corporation’s proxy statement released to stockholders in connection with the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 1.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

A-1

Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 1.11, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(ii) of this Section 1.11 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.11 and, if any proposed nomination or business is not in compliance with this Section 1.11, to declare that such defective proposal or nomination shall be disregarded.

(ii) For purposes of this Section 1.11, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11. Nothing in this Section 1.11 shall be deemed to affect any rights of (1) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (2) the holders of any series of Preferred Stock to elect directors under specified circumstances.

A-2

DETACH HERE

PROXY

PHOENIX FOOTWEAR GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS—Thursday, MAY 29, 2008 AT 8:30 A.M.

The undersigned stockholder in Phoenix Footwear Group, Inc. (the “Company”) hereby appoints James R. Riedman, proxy for the undersigned with all the powers the undersigned would possess if personally present, to vote all common stock of the undersigned in the Company at the Annual Meeting of Stockholders of said Company on Thursday, May 29, 2008 and at all adjournments thereof, for the election of seven directors.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,

SEE REVERSE

SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE

SIDE

PHOENIX FOOTWEAR GROUP, INC.

COMPUTER SHARE

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE

☒	Please mark votes as in this example.

MANAGEMENT RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of seven Directors.

Nominees:	Steven M. DePerrior, Gregory M. Harden, John C. Kratzer, Wilhelm Pfander, Frederick R. Port, Cathy B. Taylor, and James R. Riedman

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐	For all nominees except as noted above

PLEASE COMPLETE, SIGN, DATE AND RETURN IN

THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

Signature:	Date:	Signature:	Date: